UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Polestar Automotive Holding UK PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Assar Gabrielssons Väg 9
Göteborg, Sweden	40531
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A American Depositary Shares	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.01 each*	The Nasdaq Stock Market LLC*
Class C-1 American Depositary Shares	The Nasdaq Stock Market LLC
Class C-1 Ordinary Shares, par value $0.10 each**	The Nasdaq Stock Market LLC**

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act of 1933, as amended (the “Securities Act) registration statement or Regulation A offering statement file number to which this form relates:

333-260992

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

*

Not for trading, but only in connection with the listing of the Class A American Depositary Shares on The Nasdaq Stock Market LLC. The Class A American Depositary Shares each represent one Class A Ordinary Share and are registered under the Securities Act of 1933 pursuant to a separate Registration Statement on Form F-6. Accordingly, the Class A American Depositary Shares are exempt from the operation of Section 12(a) of the Exchange Act pursuant to Rule 12a-8 thereunder.

**

Not for trading, but only in connection with the listing of the Class C-1 American Depositary Shares on The Nasdaq Stock Market LLC. The Class C-1 American Depositary Shares each represent one Class C Ordinary Share and are registered under the Securities Act pursuant to a separate Registration Statement on Form F-6. Accordingly, the Class C-1 American Depositary Shares are exempt from the operation of Section 12(a) of the Exchange Act pursuant to Rule 12a-8 thereunder.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Polestar Automotive Holding UK PLC (the “Company”) hereby incorporates by reference (a) the description of its (i) Class A ordinary shares, par value $0.01 each (the “Class A Shares”) and (ii) Class C-1 ordinary shares, par value $0.10 each (the “Class C-1 Shares), contained under the heading “Description of ListCo’s Securities,” (b) the description of its (i) Class A American Depositary Shares, each representing one Class A Share (the “Class A ADSs”), and (ii) Class C-1 American Depositary Shares, each representing one Class C-1 Share (the “Class C-1 ADSs”), contained under the heading “Description of the Post-Combination Company’s American Depositary Securities,” and (c) the information set forth under the heading “Material U.S. Federal Income Tax Considerations” and “Material United Kingdom Tax Considerations,” in each case, in the Company’s Registration Statement on Form F-4 (File No. 333-260992), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2021, as amended and supplemented from time to time (the “Registration Statement”), in the final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”) on May 25, 2022 (the “Final Prospectus”) and in any prospectus that constitutes part of the Registration Statement or supplements the Final Prospectus to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which information shall also be deemed to be incorporated herein by reference.

The Class A ADSs and Class C-1 ADSs to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “PSNY” and “PSNYW”, respectively.

Item 2. Exhibits.

Under the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the registrant are registered on Nasdaq, and the securities registered hereby are not being registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POLESTAR AUTOMOTIVE HOLDING UK PLC

Date: June 22, 2022	By:	/s/ Thomas Ingenlath
	Name:	Thomas Ingenlath
	Title:	Chief Executive Officer

	By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Chief Financial Officer